                                Exhibit 99.C.2(b)
                         Consent of Arthur Andersen, LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement for C.M. Life Insurance Company.

                                            ARTHUR ANDERSEN LLP

Hartford, Connecticut
April 25, 1997